UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2011

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 17, 2011, Helen of Troy Limited (the “Company”) filed a current report on Form 8-K (the “Original Form 8-K”) disclosing, among other matters, the results of the matters submitted for a vote of the Company’s shareholders at its Annual General Meeting of Shareholders held on October 11, 2011. The Company is filing this Form 8-K/A for the sole purpose of disclosing the decision of the Company’s Board of Directors regarding the frequency with which it will include an advisory vote on executive compensation in future annual meeting proxy materials. No other changes have been made to the Original Form 8-K.

Item 5.07                                             Submission of Matters to a Vote of Security Holders.

Non-Binding Advisory Vote on the Frequency of the Non-Binding Advisory Votes on Compensation of our Named Executive Officers

As previously reported, at the Annual General Meeting of Shareholders of the Company, consistent with the recommendation of the Board of Directors of the Company, the shareholders of the Company voted to hold the non-binding advisory vote on compensation of our named executive officers on an annual basis. In light of the vote of the Company’s shareholders, the Company has determined that a non-binding advisory vote on the compensation of our named executive officers will be held annually until the next required shareholder vote on the frequency of such non-binding advisory votes is held or until the Board of Directors of the Company otherwise determines that a different frequency for such non-binding advisory shareholder votes is in the best interests of the Company’s shareholders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: February 7, 2012	/s/ Vincent D. Carson
Vincent D. Carson
Senior Vice President, General Counsel and Secretary